EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74018 and 333-74020) of Indian River Banking Company, of our report, dated February 1, 2002, relating to the consolidated balance sheets of Indian River Banking Company as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years ended December 31, 2001, 2000 and 1999.


/s/ McGladrey & Pullen, LLP


Fort Lauderdale, Florida
March 13, 2002